U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2006

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 501, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732 661 2050

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

Effective April 7, 2006, the Company closed on a financing transaction with a group of private investors (“Investors”) of $5,500,000. After deducting commissions and other costs of the offering of $587,500, the Company received proceeds of $4,912,500. The financing consisted of two components: (a) 8% Secured Convertible Debentures of the Company (“Debenture” or “Debentures”), in the principal aggregate amount of $5,500,000, due April 7 2007, such Debentures convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at a per share conversion price at the rate of $3.00 per share of Common Stock (subject to adjustment); and (b) Series A, Series B, C and Series D Warrants registered in the name of each Investor. The Company shall use $2,000,000 of the net proceeds from the sale of the securities for the purpose of completing the purchase of member interests in certain limited liability companies, $200,000 for the repayment of a bridge loan, and the balance of the proceeds for working capital purposes.

The Debentures are convertible into shares of the Company’s Common Stock at a per share conversion price at the rate of $3.00 per share of Common Stock. The conversion price is subject to reduction if the Company does not meet certain benchmarks based on EBITA. The Debenture shall accrue interest on the principal amount of the Notes at a rate per annum of eight percent (8%) from April 7, 2006 and shall be payable, in arrears, subject to the terms and conditions of the Notes, together with principal amount payments, on April 7, 2007. The Debentures are secured by the assets of the Company and its subsidiaries.

The Series A, Series B, C and Series D Warrants are registered in the name of each Investor as follows:

Series A Warrants are registered in the name of each Investor to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s subscription amount divided by $3.00, with an exercise price equal to $4.00, subject to adjustment therein.

Series B Warrants are registered in the name of each Investor to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s subscription amount divided by $3.00, with an exercise price equal to $4.50, subject to adjustment therein.

Series C Warrants are registered in the name of each Investor to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s subscription amount divided by $3.00, with an exercise price equal to $5.00, subject to adjustment therein.

Series D Warrants are registered in the name of each Investor to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s subscription amount divided by $3.00, with an exercise price equal to $4.00, subject to adjustment therein, which warrants are exercisable beginning on the 11 month anniversary of the date hereof and are cancelable at the option of the Company on or before the 11 month anniversary of their issuance date.

The Company also issued 150,000 shares of common stock to certain placement agents.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by the Company in accordance with terms and conditions a registration rights agreement. The securities purchase agreement with the Investors, including exhibits, is attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits	Description
4.1	Form of Securities Purchase Agreement between The Center For Wound Healing, Inc. and Certain Investors, exhibits attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2006

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ John DeNobile
Name: John DeNobile
Title: President

Exhibit Index

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement between The Center For Wound Healing, Inc. and Certain Investors